UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 22, 2015

ORAMED PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-35813	98-0376008
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Hi-Tech Park 2/4 Givat Ram, PO Box 39098, Jerusalem, Israel	91390
(Address of Principal Executive Offices)	(Zip Code)

+972-2-566-0001

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS.

On October 22, 2015, Oramed Pharmaceuticals Inc. (the “Company”), its wholly-owned subsidiary (the “Subsidiary”) and Hefei Life Science & Technology Park Investments and Development Co., Ltd. (“HLST”) amended the non-binding Letter of Intent (“LOI”) dated July 3, 2015 among the Company, the Subsidiary, HLST and Sinopharm Capital Management Co. Ltd., as previously amended on September 3, 2015. According to the amendment, the total payments to be made by HLST remain $50,000,000, as initially agreed. The amendment revises the schedule of payments and the milestones determining the timing of payments. According to the LOI, as amended, the Company will enter into a Stock Purchase Agreement with HLST pursuant to which HLST will agree to buy and the Company will agree to sell an aggregate of 1,155,367 shares of the Company’s common stock (the “Shares”) at a price per Share of approximately $10.39 (and $12,000,000 in total), and, in addition, the Subsidiary will grant a commercialization license in the territory of Peoples Republic of China (the “Territory”) related to oral insulin, in exchange for (1) royalties of 10% on net sales of the related commercialized products to be sold by HLST in the Territory and (2) an aggregate of approximately $37,500,000, of which $11,000,000 would be paid up front, subject to the satisfaction of certain conditions, and $26,500,000 would be payable upon achievement of certain milestones. Pursuant to the LOI, HLST paid the Subsidiary $500,000 in July 2015 as a no-shop fee. The amendment also extends the no-shop period contained in the LOI until December 22, 2015. The parties intend to finalize the definitive agreements by the end of the no-shop period.

Warning Concerning Forward Looking Statements

This Current Report on Form 8-K contains statements which constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward looking statements are based upon the Company’s present intent, beliefs or expectations, but forward looking statements are not guaranteed to occur and may not occur. For example, this Report states that the Company expects to sell the Shares and to enter into a license agreement by the end of the no-shop period. The LOI is non-binding and the sale of the Shares and the execution of the license agreement are subject to negotiation of definitive documentation that may be delayed or may not occur. In addition, even if the license agreement is executed, $34,500,000 of the payments thereunder is subject to achievement of milestones that may not occur. Further, we and HLST may not succeed in the commercialization of our products, and, even if our products are commercialized, they may not be sold in the Territory for various reasons and therefore we may not receive any royalties on such products. For these reasons, among others, you should not place undue reliance upon the Company’s forward looking statements. Except as required by law, the Company undertakes no obligation to revise or update any forward looking statements in order to reflect any event or circumstance that may arise after the date of this Report.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORAMED PHARMACEUTICALS INC.

	By:	/s/ Nadav Kidron
	Name:	Nadav Kidron
October 26, 2015	Title:	President and CEO

3